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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

(Exact name of registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	73-1055775 (I.R.S. Employer Identification Number)

Grand Centre Suite 300

5400 N Grand Blvd.

Oklahoma City, Oklahoma  73112

(405) 948-1560

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Paul F. Blanchard Jr.

President and Chief Executive Officer

Grand Centre Suite 300

5400 N Grand Blvd.

Oklahoma City, Oklahoma  73112

(405) 948-1560

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Beverly Vilardofsky

Phillips Murrah P.C.

101 N. Robinson 13th Floor

Oklahoma City, Oklahoma 73102

(405) 235-4100

Approximate date of commencement of proposed sale to the public: From time-to-time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)(2)	Amount to be registered(2)	Proposed maximum offering price(2)(3)	Proposed maximum aggregate offering price (2)	Amount of registration fee(4)
Common Stock
Preferred Stock	--	--	--	--
Debt Securities(5)	--	--	--	--
Warrants	--	--	--	--
Units (1)	--	--	--	--
Total(6):	$75,000,000	--	$75,000,000	$9,337.50

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)

There is being registered hereunder such indeterminate number or amount of common stock, preferred stock, debt securities, warrants, units, or any combination thereof, as may from time-to-time be issued by the registrant at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including any applicable anti-dilution provisions.  Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)

The aggregate offering prices per class of securities, or any combination thereof, will be determined from time-to-time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the  Securities Act of 1933.

(4)

Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) under the Securities Act of 1933.  Rule 457(o) permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all of the securities listed and, therefore, the table does not specify information by each class as to the amount to be registered or the proposed maximum offering price per security.

(5)

If any debt securities are to be issued at an original issue discount, then the offering price for those debt securities shall be in an amount that will result in an aggregate offering price not to exceed $75,000,000, less the dollar amount of any registered securities previously issued.

(6)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

_________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) may determine.

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The information in this prospectus is not complete and may be changed.  We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 6, 2017

PROSPECTUS

Panhandle Oil and Gas Inc.

$75,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering.  We may offer and sell these securities on a continuous or delayed basis directly to purchasers or through one or more underwriters, dealers and/or agents as are designated from time to time, through a combination of these methods or through any other method as provided in the applicable prospectus supplement.  The prospectus supplement will list the underwriters, dealers or agents, if any, that may be involved and the compensation they will receive.

This prospectus provides you with a general description of the securities that may be offered.  Each time securities are offered, we will provide a prospectus supplement.  The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our securities.  We also encourage you to read the documents we have referenced in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements.  This prospectus may not be used to consummate sales of our securities unless accompanied by a prospectus supplement.

Our common stock is traded on the New York Stock Exchange (NYSE) under the symbol “PHX.”  On November 3, 2017, the last reported sales price of our common stock was $23.85 per share.  We will provide information in any applicable prospectus supplement regarding any listing of securities, other than shares of our common stock, on any securities exchange.

The securities offered in this prospectus involve risks.  You should carefully consider the risks associated with any investment in our securities that are described in the applicable prospectus supplement and contained in our filings with the Securities and Exchange Commission (the “SEC”) as described in “Risk Factors” on page [4] of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is November 6, 2017

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You should rely only on the information contained in this prospectus and in any relevant prospectus supplement, including any information incorporated herein or therein by reference.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  You should not assume that the information in this prospectus, any accompanying prospectus supplement, or any document incorporated by reference is accurate as of any date other than the date on the front cover.  Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents.  Neither this prospectus nor any prospectus supplement constitutes an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor does this prospectus or any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Under this shelf registration process, we may, from time to time, offer and sell any combination of up to an aggregate of $75,000,000 of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer.  It contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering.  The prospectus supplement may add, update or change information in this prospectus.  The prospectus supplement may also include a discussion of any risk factors or other special considerations that apply to the securities of that offering.  If there is any inconsistency between the information in this prospectus or any information incorporated by reference herein and in a prospectus supplement, you should rely on the information in that prospectus supplement.

You should carefully read this prospectus, any prospectus supplement, and any information incorporated by reference into the foregoing, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where Can you Find More Information” before buying any of the securities offered under this prospectus.

As used in this prospectus, the terms “Company,” “Panhandle,” “we,” “our,” “ours,” and “us” refer to Panhandle Oil and Gas Inc., an Oklahoma corporation.

ABOUT PANHANDLE OIL AND GAS INC.

We are an independent oil and natural gas company founded in Range, Texas County, Oklahoma, in 1926, as Panhandle Cooperative Royalty Company. We operated as a cooperative until 1979, when we merged into Panhandle Royalty Company, and our shares became publicly traded. On April 2, 2007, we changed our name to Panhandle Oil and Gas Inc.

We are involved in the acquisition, management and development of non-operated oil and natural gas properties, including wells located on our mineral and leasehold acreage. Our mineral and leasehold properties are located primarily in Arkansas, New Mexico, North Dakota, Oklahoma and Texas. The majority of our oil, natural gas liquids and natural gas production is from wells located in Arkansas, Oklahoma and Texas.

Our offices are located at Grand Centre, Suite 300, 5400 N. Grand Blvd., Oklahoma City, OK 73112; telephone – (405) 948-1560; facsimile – (405) 948-2038.

For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contains or incorporates by reference statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements, other than statements of historical fact included in this prospectus and any prospectus supplement regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives or management or that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements.  When used in this prospectus or any prospectus supplement, the words “budget,” “could,” “may,” “believe,” anticipate,” “intend,” “estimate,” “expect,” “goal,” “objective,” “project,” “plan,” “predict,” “potential,” “seek,” “should,” “target,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  All forward-looking statements speak only as of the date of this prospectus and any prospectus supplement; we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.  You should not place undue reliance on these forward-looking statements.  Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus and any prospectus supplement are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved.  We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus and any prospectus supplement.

All such forward-looking statements and any subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements.  Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC.  Materials filed with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding the Company that have been filed electronically with the SEC.

We will provide without charge to any person to whom a copy of this prospectus is delivered, including any beneficial owner, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus.  You should direct requests for documents to us at the following address:  Panhandle Oil and Gas Inc., 5400 N. Grand Boulevard, Suite 300, Oklahoma City, OK 73112-5688, Attention: Corporate Secretary, or by telephone at (405) 948-1560. The documents are also available at our website (www.panhandleoilandgas.com).  Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

We have filed with the SEC the Registration Statement of which this prospectus constitutes a part, under the Securities Act.  For further information pertaining to us, reference is made to the Registration Statement.  Statements contained in this prospectus concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the SEC.  Copies of the Registration Statement are on file at the offices of the SEC and may be inspected without charge at the offices of the SEC, at the address set forth above, and copies may be obtained from the SEC at prescribed rates.  The Registration Statement has been filed electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (EDGAR) and may be obtained through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents.  The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information.  Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus.  The following documents previously filed with the SEC are incorporated by reference in this prospectus.

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 filed with the SEC on December 12, 2016;
•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 27, 2017;

•

Our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2016, March 31, 2017, and June 30, 2017, filed with the SEC on February 6, 2017, May 5, 2017, and August 7, 2017, respectively;

•

Our Current Reports on Form 8-K filed with the SEC on December 14, 2016, January 13, 2017, January 19, 2017, March 9, 2017, March 17, 2017, May 22, 2017, August 1, 2017, October 27, 2017, and November 6, 2017.

All future documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01) before the termination of the offering under this prospectus and any applicable prospectus supplement shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any applicable prospectus supplement.

RISK FACTORS

An investment in our securities involves risks.  We urge you to carefully consider all of the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement as provided under “Incorporation of Certain Information by Reference,” including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.  This prospectus also contains forward-looking statements that involve risks and uncertainties.  Please read “Cautionary Statement Regarding Forward-Looking Statements.”  Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described in this prospectus or any applicable prospectus supplement and in the documents incorporated by reference in this prospectus or any applicable prospectus supplement.  If any of these risks occur, our business, financial condition or results of operations could be adversely affected.  In that case, the trading price of our securities could decline and you could lose all or part of your investment.  When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

We have computed the following ratio of earnings to fixed charges for each of the following periods.  You should read the following ratio in conjunction with our financial statements and the notes to those financial statements that are incorporated by reference in this prospectus.  The ratio of earnings to combined fixed charges and preference dividends for the periods presented is the same as the ratio of earnings to fixed charges since we have no outstanding preferred stock and, therefore, no dividend requirement.

Year Ended September 30,						Nine Months Ended
	2012	2013	2014	2015	2016	June 30, 2017
Ratio of earnings to fixed charges	42.09	74.93	55.79	8.74	- (1)	3.48

(1)	For the fiscal year ended September 30, 2016, our earnings were insufficient to cover our fixed charges by $14,968,651.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we may use the net proceeds from the sale of the offered securities to supplement our operating cash flows for various business purposes, including capital expenditures, working capital, reduction, repayment or refinancing of debt or other corporate obligations and other general corporate purposes.  We may also use a portion of the net proceeds from the sale of the offered securities for strategic acquisitions that complement our business. However, we have no present agreements or commitments for any such acquisitions. We will have broad discretion over the uses of the net proceeds in this offering. Pending the application of proceeds from the sale of the offered securities, we may invest the proceeds in short-term marketable securities or money market obligations.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in the applicable prospectus supplement relating to such offering.  The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability, flexibility and cost of alternative financing options.  If any material amount of the proceeds of any offering are used to discharge indebtedness, information about the indebtedness to be repaid will be provided in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following is a description of what we consider to be the most important terms of our capital stock and some of the rights of our shareholders.  This summary, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of our capital stock that we may offer under this prospectus. This summary does not purport to be complete and it may not describe every aspect of our capital stock, the rights of our shareholders, or other information that may be important to you. It is qualified in its entirety by the provisions of our Certificate of Incorporation and Bylaws, each as amended and collectively referred to as our “Charter Documents”, which are incorporated by reference in this prospectus. For a complete description of our capital stock, we urge you to read our Charter Documents and the applicable provisions of Oklahoma law, including the Oklahoma General Corporation Act (the “OGCA”),because they, and not this description, define your rights as a holder our capital stock. See “Where You Can Find More Information” for information on how to obtain copies of our Charter Documents.

We are not currently authorized to issue preferred stock.  We are authorized to issue up to 24,000,500 shares of common stock.  Our authorized common stock consists of 24,000,000 shares of Class A Common Stock, par value $0.01666 per share, and 500 shares of Class B Common Stock, par value $1.00 per share.  Except as required by law, our Class B Common Stock is non-voting. As of November 3, 2017, there were 16,783,182 shares of our Class A Common Stock and no shares of our Class B Common Stock issued and outstanding.  All outstanding shares of common stock are fully paid and nonassessable.  We also have 206,090 shares of our Class A Common Stock reserved for issuance under of our 2010 Restricted Stock Plan.

Preferred Stock

Our Certificate of Incorporation does not currently authorize the issuance of preferred stock, but we may choose to amend our Certificate of Incorporation in the future to authorize the issuance of preferred stock in one or more series.  In the event that we decide to issue preferred stock, or securities convertible into preferred stock, we will take the appropriate steps and obtain the necessary approvals required under our Charter Documents and the OGCA.  For any particular series of preferred stock that we may offer, the applicable prospectus supplement will describe the material terms of that series of preferred stock, including:

•	the specific designation;
•	the number of shares offered;
•	the purchase price;
•	the dividend rate, period and payment date and method of calculation for dividends (if any);

•	the liquidation preference amount (if any);
•	the voting rights (if any);
•	the terms on which the series will be convertible into or exchangeable for other securities or property (if any);
•	the redemption terms (if any);
•	whether the preferred stock will be listed on any securities exchange or market;
•	whether the holders of the preferred stock will have registration rights;
•	whether the holders of the preferred stock will have preemptive rights; and
•	any other specific terms that apply to that series of preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that any number of the holders of our common stock might believe to be in their best interest or in which the holders of our common stock might receive a premium for their shares of our common stock over the market price of our common stock.  Additionally, the issuance of preferred stock may adversely affect the holders of our common stock, including, without limitation, by restricting dividends on our common stock, diluting the voting power of our common stock or subordinating the liquidation rights of our common stock.  As a result of these and other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Common Stock

Voting Rights

Holders of our Class A Common Stock (voting common stock) are entitled to one vote for each share on all matters submitted to a shareholder vote.  Holders of our Class B Common Stock are not entitled to vote unless required by applicable law.  Holders of common stock do not have cumulative voting rights.

Each outstanding share of our voting common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as otherwise provided in our Certificate of Incorporation.   Except as otherwise provided by the OGCA or our Charter Documents, if a quorum is present: (a) at a meeting of shareholders for an uncontested election of directors, directors shall be elected by a majority of the votes of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors; (b) at a meeting of shareholders for a contested election of directors, directors shall be elected by a plurality of the votes of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors; and (c)

action on any matter other than the election of directors shall be approved by a majority of the votes of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the action.

Our Bylaws provide for the division of our board of directors into three classes, each class consisting as nearly as possible of one-third of the whole board.  The term of office of one class of directors expires each year, with each class of directors elected for a term of three years and until their successors are duly elected and qualified or until their earlier death, resignation or removal.

Any action that the shareholders could take at a meeting may be taken without a meeting if one or more written consents, setting forth the action taken, shall be signed and dated, before or after such action, by the holders of our common stock entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.   The consent shall be delivered to us for inclusion in the minutes or filing with the corporate records.  We will give notice of any action so taken to any shareholders who did not give their written consent.  Under our Bylaws and Oklahoma law in effect prior to November 1, 2017, unanimous consent of the holders of our outstanding voting common stock is required to take action by written consent in lieu of a shareholders meeting for as long as we have a class of securities listed on a national exchange and at least 1,000 shareholders of record.  However, Section 1073.B. of the OGCA has been revised effective November 1, 2017 to remove the unanimous consent requirement.  We anticipate that we will make any necessary amendments to our Bylaws, if any, to be consistent with the revised Section 1073.B. of the OGCA.

In addition, Section 1056.B. of the OGCA provides that a written consent to elect directors may be used in lieu of holding an annual meeting of the shareholders only if the consent is unanimous or if “all of the directorships to which directors could be elected at an annual meeting held at the effective time of the action are vacant and are filled by the action.”

Our Bylaws can be adopted, amended or repealed by a majority of the whole Board or by the holders of 66 2/3% of the outstanding shares of common stock entitled to vote.

Liquidation

In the event of a liquidation, dissolution or winding up, each outstanding share of common stock entitles its holder to participate pro-rata in all assets that remain after payment of liabilities and after providing for any class of stock, if any, having preference over the common stock.

Dividends

The holders of common stock are entitled to receive dividends if, as and when declared by the Board out of funds legally available therefor, subject to the limitations contain in the OGCA and the dividend preferences of any outstanding shares of preferred stock, if any.

Redemption, Conversion Rights and Preemptive Rights

The holders of our common stock do not possess redemption rights, conversion rights or preemptive rights. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Other Provisions

The common stock to be offered by any applicable prospectus supplement has been, or will be, duly and validly authorized by the Company, and, upon issuance and sale in accordance with the applicable prospectus supplement, will be duly and validly issued, fully paid and non-assessable.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare. Its address is Meidinger Tower, 462 S. 4th Street, Louisville, KY 40202, and its telephone number is (502) 301-6000.

Listing

Our common stock is listed on the NYSE under the symbol “PHX.”

Anti-Takeover Provisions of Our Charter Documents

Some provisions of Oklahoma law and our Charter Documents contain provisions that could make certain transactions, such as takeovers, more difficult.  These provisions, which are summarized below, may also have the effect of preventing changes in our management.  It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interest, including transactions that might result in a premium over the market price of our shares.  Therefore, these provisions could adversely affect the price of our securities.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids.  These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us.  We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our Bylaws provide that shareholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. With respect to the nomination of directors, to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices (i) with respect to an election of directors to be held at an annual meeting of shareholders, not later than 90 days nor more than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of shareholders of the company, and (ii) with respect to an election of directors to be held at a special meeting of shareholders, not later than 90 days nor more than 120 days prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting is first made. With respect to other business to be brought before an annual meeting of shareholders, to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not later than 90 days nor more than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of shareholders of the company. Our Bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an annual meeting of shareholders or from making nominations for directors at an annual meeting of shareholders or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

No Cumulative Voting

The OGCA provides that shareholders are not entitled to the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation does not expressly provide for cumulative voting. Under cumulative voting, a minority shareholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

Oklahoma Business Combination Statute

Under the OGCA, mergers, consolidations, and sales of substantially all of the assets of an Oklahoma corporation must generally be approved by a vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon. We are subject to Section 1090.3 of the OGCA which restricts certain transactions between an Oklahoma corporation (or its majority owned subsidiaries) and a holder of 15% or more of the corporation’s outstanding voting stock, together with affiliates or associates thereof (excluding persons who were 15% shareholders on September 1, 1991, or who become such by action of the corporation alone).

In general, Section 1090.3 of the OGCA prevents an “interested shareholder” from engaging in a “business combination” with us for three years following the date the person became an interested shareholder, unless:

•

prior to the date the person became an interested shareholder, our board of directors approved the transaction in which the interested shareholder became an interested shareholder or approved the business combination;

•

upon consummation of the transaction that resulted in the interested shareholder becoming an interested shareholder, the interested shareholder owns stock having at least 85% of all voting power at the time the transaction commenced, excluding stock held by our directors who are also officers and stock held by certain employee stock plans; or

•

on or subsequent to the date of the transaction in which the person became an interested shareholder, the business combination is approved by our board of directors and authorized at a meeting of shareholders by the affirmative vote of the holders of two-thirds of all voting power not attributable to shares owned by the interested shareholder.

An “interested shareholder” is defined, generally, as any person that owns stock having 15% or more of all of our voting power, any person that is an affiliate or associate of us and owned stock having 15% or more of all of our voting power at any time within the three-year period prior to the time of determination of interested shareholder status, and any affiliate or associate of such person.

A “business combination” includes:

•	any merger or consolidation involving us and an interested shareholder;
•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an interested shareholder of 10% or more of our assets;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by us of any of our stock to an interested shareholder;
•	any transaction involving us that has the effect of increasing the proportionate share of the stock of any class or series or voting power owned by the interested shareholder;
•	the receipt by an interested shareholder of any loans, guarantees, pledges or other financial benefits provided by or through us; or
•	any share acquisition by the interested shareholder pursuant to Section 1090.1 of the OGCA.

The OGCA allows companies to exempt themselves from the requirements of Section 1090.3 of the OGCA by adopting an amendment to their Certificate of Incorporation.  We have not adopted such an amendment.

Oklahoma Control Share Statute

Oklahoma law contains control share acquisition provisions in Sections 1145 through 1155 of the OGCA.  In general, Section 1145 of the OGCA defines “control shares” as our issued and outstanding shares that, in the absence of the Oklahoma control share statute, would have voting power, when added to all of our other shares that are owned, directly or beneficially, by an acquiring person or over which the acquiring person has the ability to exercise voting power, that would entitle the acquiring person, immediately after the acquisition of the shares to exercise, or direct the exercise of, such voting power in the election of directors within any of the following ranges of voting power:

•	one-fifth (1/5) or more but less than one-third (1/3) of all voting power;

•	one-third (1/3) or more but less than a majority of all voting power; or
•	a majority of all voting power.

A “control share acquisition” means the acquisition by any person of ownership of, or the power to direct the exercise of voting power with respect to, “control shares.” After a control share acquisition occurs, the acquiring person is subject to limitations on the ability to vote such control shares. Specifically, Section 1149 of the OGCA provides that under most control share acquisition scenarios, “the voting power of control shares having voting power of one-fifth (1/5) or more of all voting power is reduced to zero unless the shareholders of the issuing public corporation approve a resolution according the shares the same voting rights as they had before they became control shares.” Section 1153 of the OGCA provides the procedures for obtaining shareholder consent of a resolution of an “acquiring person” to determine the voting rights to be accorded the shares acquired or to be acquired in the control share acquisition.

Staggered Board

Our Bylaws provide for the division of our board of directors into three classes, each class consisting as nearly as possible of one-third of the whole board.  The term of office of one class of directors expires each year, with each class of directors elected for a term of three years and until their successors are duly elected and qualified or until their earlier death, resignation or removal.   Our Bylaws and Section 1027 of the OGCA permits the removal of any member of our board of directors only for cause. These provisions could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our common stock.

In addition, our Bylaws provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by a majority of the directors then in office, even if less than a quorum.

Shareholder Meetings

Our Bylaws provide that a special meeting of shareholders, other than those required by Oklahoma law, may only be called by or at the request of the Board.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time.  We may also sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus.  As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement, and may modify or replace, the general terms described in this section.  If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control.  As a result, the statements we make in this section may not apply to the debt security that you purchase.

General

The debt securities (“Debt Securities”) that we may issue will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). We anticipate that the Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures to be entered into between us and one or more trustees to be named in the applicable prospectus supplement, as trustee (each, a “Trustee”), and the indentures may be supplemented or amended from time to time following their execution. Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”  The forms of Indenture give us broad authority to set the particular terms of each series of Debt Securities issued thereunder, including, without limitation, the right to modify certain of the terms contained in the Indenture.  In addition, we anticipate that each Trustee will negotiate changes to our form of Indenture.

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.  The Debt Securities that we may issue may constitute debentures, notes, bonds or other evidences of indebtedness of the Company.

The Indentures provide that Debt Securities may be issued in separate series from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described under “— Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities may be convertible into our common stock or preferred stock.

We have summarized selected provisions of the Indentures below. The summary is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable Indenture, any supplemental Indenture, and certificates evidencing the applicable Debt Securities which are filed as exhibits to the registration statement that includes this prospectus. You should read the Indentures, any supplemental Indentures, and the certificates evidencing the applicable Debt Securities for provisions that may be important to you. Capitalized terms used in this summary have the meanings specified in the Indentures.

Information You Will Find in the Prospectus Supplement

A prospectus supplement, the applicable Indenture and the supplemental Indenture, if any, relating to any series of Debt Securities being offered will include specific terms relating to the offering. These terms may include some or all of the following:

•	the title of the Debt Securities;

•	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;
•	any limit on the aggregate principal amount of the Debt Securities;
•	each date on which the principal of the Debt Securities will be payable;
•	the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;
•	each place where payments on the Debt Securities will be payable;
•	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;
•	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;
•	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;
•	whether the Debt Securities are defeasible;
•	any addition to or change in the Events of Default;
•

whether the Debt Securities are convertible into our common stock or preferred stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

•	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and
•	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture or any supplemental Indenture with respect to each series of Subordinated Debt Securities, be subordinated in right of payment to the prior payment in full of all of our senior debt, including the Senior Debt Securities, and it may also be senior or subordinated in right of payment to any or all of our other subordinated debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•

the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

•

the applicability and effect of such provisions in the event of specified defaults with respect to any senior debt, including the circumstances under which and the periods during which we will be prohibited from making payments on the Subordinated Debt Securities; and

•

the definition of senior debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of subordinated debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of senior debt to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “— Legal Defeasance and Covenant Defeasance.”

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for registration of transfer or exchange (duly endorsed or with the form of transfer or exchange endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose.

No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such exchange or transfer will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing, or (2) register the transfer of any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless:

•

the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

•

an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities;

•	subject to the rules of the Depositary, we shall have elected to terminate the book-entry system through the Depositary; or

•	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of Persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Trustees or the agents of us or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

•

the successor Person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

•

immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

•	several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

The successor Person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

1.

failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

2.

failure to pay any interest on any Debt Securities of that series when due, continues for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

3.

failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

4.	failure to perform or comply with the provisions described under “— Consolidation, Merger and Sale of Assets”;
5.

failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continues for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

6.

any Debt is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Debt unpaid or accelerated exceeds $20.0 million;

7.

any judgment or decree for the payment of money in excess of $20.0 million is entered against us, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed; and

8.	certain events of bankruptcy, insolvency or reorganization affecting us.

Additional or different Events of Default applicable to a series of Debt Securities may be described in a prospectus supplement.  An Event of Default of one series of Debt Securities is not necessarily an Event of Default for any other series of Debt Securities.

Unless we indicate otherwise in a prospectus supplement, if an Event of Default with respect to the outstanding Debt Securities of any series occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the outstanding debt securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon.  After any such acceleration and its consequences, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “— Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

1.	such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;
2.

the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee; and

3.

the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security.

We will be required to furnish to each Trustee annually a statement by certain of our officers, to their knowledge, as to whether or not we are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

We may modify or amend an Indenture without the consent of any holders of the Debt Securities in certain circumstances, including:

•	to evidence the succession under the Indenture of another Person to us and to provide for its assumption of our obligations to holders of Debt Securities;
•

to make any changes that would add any additional covenants of us for the benefit of the holders of Debt Securities or that do not adversely affect the rights under the Indenture of the Holders of Debt Securities in any material respect;

•	to add any additional Events of Default;
•	to provide for uncertificated notes in addition to or in place of certificated notes;
•	to secure the Debt Securities;
•	to establish the form or terms of any series of Debt Securities;
•	to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;
•	to cure any ambiguity, defect or inconsistency; or
•	in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any Holder of Senior Debt.

Other modifications and amendments of an Indenture may be made by us and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;
•	reduce the principal amount of, or any premium or interest on, any Debt Security;
•	reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;
•	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;
•	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

•

modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

•	reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;
•	reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;
•	modify such provisions with respect to modification, amendment or waiver; or
•	following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder.

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series.

Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

•

the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

•

if, as of such date, the principal amount payable at the stated maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

•

the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in the two clauses above, of the amount described in such clause); and

•	certain Debt Securities, including those owned by us or any of our affiliates, will not be deemed to be Outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

•	either:
o

all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

o

all outstanding Debt Securities of that series that have been not delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

•	we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and
•

we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance

To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance”.

Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of Debt Securities, we will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

•

we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

•

no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default as a result of our bankruptcy, insolvency or reorganization, at any time until 121 days after such deposit;

•

such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

•

in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any Senior Debt and no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

•	we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may fail to comply with certain restrictive covenants (but not with respect to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6) and (7) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in the second through fifth bulleted clauses above are satisfied. If we exercise this option with respect to any series of Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator, shareholder, member, partner or trustee of the Company, as such, shall have any liability for any obligations of the Company under the Debt Securities or the Indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Debt Security, each Holder shall be deemed to have waived and released all such liability. The waiver and release shall be a part of the consideration for the issue of the Debt Securities. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

We, the Trustees and any agent of us or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

The Trustee

We anticipate that we will enter into the Indentures with one or more Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and with any other Trustees chosen by us and appointed in a supplement indenture for a particular series of debt securities.  We may retain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

Resignation or Removal of Trustee. If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

The Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series.

Limitations on Trustee if It Is Our Creditor. Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee. Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, every application by us for action by the Trustee must be accompanied by an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our Debt Securities, common stock or preferred stock in one or more series, or any combination of these securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities.  It is anticipated that each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent.  The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the SEC in connection with any offering of warrants.

The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the securities or other rights purchasable upon exercise of such warrants and the exercise price for such securities or other rights;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	the minimum or maximum amount of such warrants which may be exercised at any one time;
•	the anti-dilution provisions of such warrants;
•	provisions regarding changes to or adjustments in the exercise price;
•	the redemption or call provisions of such warrants;
•	the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	the date on and after which such warrants and the related securities will be separately transferable, if any;

•	information with respect to book-entry procedures, if any;
•	a discussion of any material United States federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders may exercise warrants as described in the applicable prospectus supplement.  Until they exercise their warrants in the manner described in the prospectus supplement, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise, and will not be entitled to:

•	receive payments of principal of (or premium, if any, on) or interest, if any, on any debt securities purchasable upon exercise;
•	receive dividend payments, if any, with respect to any underlying capital stock; or
•	exercise the voting rights of any capital stock purchasable upon exercise.

This summary of certain provisions of the warrants is not complete.  For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate unit agreement. We may enter into unit agreements with a unit agent. If applicable, we will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable unit agreement. You should read any prospectus supplement as well as the complete unit agreements that contain the terms of the units.  Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•

the terms of the units and of any of our Debt Securities, common stock, preferred stock or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any agreements governing the units;
•	the price or prices at which the units will be issued;
•	a description of the provisions for the payment, settlement, transfer or exchange of the units;
•	a discussion of any material United States federal income tax considerations, if appropriate; and
•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time in one or more of the following ways:

•	through underwriters;
•	through dealers;
•	through brokers;
•	directly to purchasers;
•	through agents;
•	in “at the market offerings” to or through a market maker or into an existing trading market, securities exchange or otherwise;
•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;
•	through a combination of any of these methods; and
•	through any other method permitted by applicable law.

At the time that an offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed which may include the following information:

•	the terms of the offering, including the aggregate number or amount of securities being offered and the purchase price of the securities;
•	the names of any underwriters, dealers or agents, including any managing underwriter or underwriters (if any);
•	the net proceeds to us from the sale of securities;

•	any delayed delivery arrangements;
•	any underwriting discounts, commissions or other items constituting compensation to be paid by us;
•	any public offering price;
•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
•	any commissions paid to agents.

The securities described in this prospectus may be distributed from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.  Any of the prices may represent a discount from the prevailing market prices.

Agents and Underwriters

Agents designated by us may directly solicit, from time to time, offers to purchase our securities.  Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act.  We will name the agents involved in the offer or sale of our securities and describe any commissions payable by us to these agents in the applicable prospectus supplement.  Unless otherwise indicated in the applicable prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions.  The underwriters may change, from time to time, any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We will set forth the names of the underwriters and the terms of the transaction in the applicable prospectus supplement, which will be used by the underwriters to make resales of our securities in respect of which this prospectus is delivered to the public.

Dealers

If we utilize a dealer in the sale of our securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales

Securities may also be sold directly by us.  In this case, no underwriters or agents would be involved.  We will describe the terms of any such sales in the prospectus supplement.

Institutional Investors

We may sell our securities directly to institutional investors or others who may be deemed to be an underwriter as that term is defined in the Securities Act.  We will describe the terms of any such sales in the prospectus supplement.  The institutional investors may engage in transactions with or perform services for us in the ordinary course of business.  This includes commercial banking and investment banking transactions.

Trading Market

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market, other than shares of our common stock which are listed on the New York Stock Exchange.  We may elect to list any series of offered securities on an exchange and any such listing with respect to these other securities will be described in the applicable prospectus supplement.  We cannot assure you as to whether an active trading market will develop for these other securities.

General Information

We will bear the costs relating to all of the securities being registered under the registration statement of which this prospectus forms a part.

Any dealers, agents or other persons acting on our behalf that participate with us in the distribution of securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.   Any underwriters, dealers or agents will be identified and their compensation described in a prospectus supplement.  As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any underwriter, agent or dealer and us with respect to the offer or sale or securities pursuant to this prospectus.

We may agree to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities.   Our underwriters, dealers, and agents, or their affiliates, may engage in transactions with or perform services for us in the ordinary course of business.  This includes commercial banking and investment banking transactions.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Phillips Murrah P.C. and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

Independent Accountants

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Current Report on Form 8-K for the year ended September 30, 2016, and the effectiveness of our internal control over financial reporting as of September 30, 2016, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

Petroleum Engineers

Estimates of the oil and natural gas reserves of the Company and related future net cash flows and the present values thereof incorporated by reference in this prospectus were based upon reserve reports prepared by DeGolyer and MacNaughton as of September 30, 2016, and March 31, 2017. All such information incorporated by reference herein has been included in reliance on the authority of said firm as an expert in petroleum engineering.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a list of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.  With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates.

Securities and Exchange Commission Registration Fee	$9,337.50
Printing Expenses	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Transfer Agent Fees and Expenses	*
Miscellaneous	*
Total	*

*

Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. Any estimate of the aggregate fees and expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement. All of the above expenses will be borne by the Company.

Item 15. Indemnification of Directors and Officers.

Section 1031 of the OGCA sets forth circumstances under which directors, officers, employees, and agents may be insured or indemnified against liability which they may incur in their capacities.

Article IX of our Bylaws provides that we shall indemnify any individual who is or was our director, officer, employee, or agent, and any individual who serves or served at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees) actually and reasonably incurred by, or imposed upon, him or her in connection with any proceeding in which the individual is made a party as a result of his or her service in such capacity, if the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful, unless such indemnification would be prohibited by law. An individual will not be indemnified in connection with a proceeding by or in our right in which the individual was adjudged liable to us, unless the court in which the suit was brought determines the individual is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances.

We have entered into indemnity agreements with each of our executive officers and our directors.  These agreements provide for indemnification to the extent permitted by the OCGA.

Item 16. Exhibits.

The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement, and such Exhibit Index is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:
(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(iii) If the registrant is relying on Rule 430D:

(A)

Each prospectus filed by the registrant  pursuant to Rules 424(b)(3) and (h)  shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rules 424(b)(2),  (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430D  relating to an offering made pursuant to Rules 415(a)(1)(vii)  or (a)(1)(xii) for the purpose of providing the information required by section 10(a) of the Securities Act  of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430D, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)2 of the Trust Indenture Act.

INDEX TO EXHIBITS

Exhibit numbers correspond to the exhibits required by Item 601 of Regulation S-K.

Exhibit Number		Description
1.1**	-	Form of Underwriting Agreement.
3.1*	-

Amended Certificate of Incorporation (incorporated by reference to Exhibit attached to Form 10 filed January 27, 1980, and to Forms 8-K dated June 1, 1982, December 3, 1982, to Form 10-QSB dated March 31, 1999, and to Form 10-Q dated March 31, 2007).

3.2*	-	Bylaws as amended (incorporated by reference to Forms 8-K dated October 31, 1994, February 24, 2006, October 29, 2008, August 2, 2011, December 11, 2013, and January 19, 2017).
4.1***	-	Specimen Common Stock Certificate.
4.2**	-	Specimen Preferred Stock Certificate.
4.3***	-	Form of Senior Indenture.
4.4***	-	Form of Subordinated Indenture.
4.5**	-	Form of Warrant Agreement.
4.6**	-	Form of Warrant Certificate.
4.7**	-	Form of Senior Note.
4.8**	-	Form of Subordinated Note.
4.9**	-	Form of Debenture.
4.10**	-	Form of Bond.
4.11**	-	Form of other Debt Securities.
4.12**	-	Form of Unit Agreement.
4.13**	-	Form of Unit Certificate.
5.1***	-	Opinion of Phillips Murrah P.C. as to the legality of the securities being registered.
12.1***	-	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1***	-	Consent of Ernst & Young LLP.
23.2***	-	Consent of DeGolyer and MacNaughton.
23.3***	-	Consent of Phillips Murrah P.C. (contained in Exhibit 5.1).
24.1***	-	Powers of Attorney (included on signature page).
25.1**	-	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture.
25.2**	-	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture.
*	-	Filed previously.
**	-	To be filed, if necessary, by amendment or as an exhibit to a current report on Form 8-K of the registrant.
***	-	Filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, Oklahoma on the 6th day of November, 2017.

PANHANDLE OIL AND GAS INC.

By:	/s/ Paul F. Blanchard Jr.
Paul F. Blanchard Jr.
President and Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Paul F. Blanchard Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 of Panhandle Oil and Gas Inc. and any or all amendments (including post-effective amendments) or additional registration statements filed pursuant to Rule 462 of the Securities Act of 1933 increasing the amount of securities for which registration is being sought, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable state securities authorities, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/Paul F. Blanchard Jr. Paul F. Blanchard Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	November 6, 2017
/s/ Robb P. Winfield Robb P. Winfield	Vice President, Chief Financial Officer and Controller (Principal Financial and Accounting Officer)	November 6, 2017
/s/ Mark T. Behrman Mark T. Behrman	Director	November 6, 2017
/s/ Lee M. Canaan Lee M. Canaan	Director	November 6, 2017
/s/ Robert O. Lorenz Robert O. Lorenz	Lead Independent Director	November 6, 2017
/s/ Robert E. Robotti Robert E. Robotti	Director	November 6, 2017
/s/ Darryl G. Smette Darryl G. Smette	Director	November 6, 2017
/s/ Chad L. Stephens III Chad L. Stephens III	Director	November 6, 2017
/s/ H. Grant Swartzwelder H. Grant Swartzwelder	Director	November 6, 2017